EXHIBIT 99.1

CONTACT:

Tierney Saccavino

(914) 326-5104

tsaccavino@acorda.com

FOR IMMEDIATE RELEASE

Acorda Therapeutics Reports Third Quarter 2021 Financial Results, Additions to Leadership Team

•	INBRIJA® (levodopa inhalation powder) Q3 2021 net revenue of $7.8 million; 34% increase over Q3 2020
•	AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg Q3 2021 net revenue of $20.0 million
•	Agreement with ESTEVE to commercialize INBRIJA in Germany; €5 million upfront payment; launch expected mid-2022
•	Michael Gesser, M.B.A., joins company as Chief Financial Officer
•	Neil Belloff, J.D., joins company as General Counsel
•	Burkhard Blank, M.D., Chief Medical Officer, transitioning to consulting role at year end

ARDSLEY, N.Y. – November 9, 2021 – Acorda Therapeutics, Inc. (Nasdaq: ACOR) today reported its financial results for the third quarter 2021 and changes to its leadership team.

“Acorda made significant progress this quarter. We saw a 34% increase in INBRIJA net sales over the same quarter in 2020, despite the continuing impact of the pandemic on our business. Today we announced an agreement with Esteve to commercialize Inbrija in Germany, the largest pharmaceutical market in Europe and fourth largest in the world. Esteve expects to launch INBRIJA there in mid-2022,” said Ron Cohen, M.D., Acorda’s President and Chief Executive Officer. “We have also added two seasoned executives to Acorda’s leadership team. Mike Gesser is a highly experienced CFO who will enhance our efforts to maintain fiscal discipline and increase the efficiency of our organization. Neil Belloff has a long track record of success as a General Counsel for biotech companies and at the Securities and Exchange Commission. We thank Dr. Blank for his years of service to Acorda; under his leadership, Acorda secured marketing authorizations for INBRIJA from both the FDA and the European Medicines Agency. We are pleased that Dr. Blank will continue to provide the benefit of his expertise to Acorda as a consultant.”

“We are making excellent progress on our top corporate priorities: accelerating Inbrija’s sales trajectory, maintaining our Ampyra brand in the face of generic competition, commercializing Inbrija outside the US, which provides a significant additional revenue stream to Acorda, and aligning our operating expenses to our revenue. Our goal is to be cash flow positive on a run rate basis by the end of 2022.”

Third Quarter 2021 Financial Results

For the quarter ended September 30, 2021, the Company reported INBRIJA net revenue of $7.8 million, compared to $5.8 million for the same quarter in 2020.

For the quarter ended September 30, 2021, the Company reported AMPYRA net revenue of $20.0 million compared to $27.3 million for the same quarter in 2020. In September 2018, AMPYRA lost its exclusivity and generics entered the market. Consequently, the Company expects AMPYRA revenue to continue to decline.

Research and development (R&D) expenses for the quarter ended September 30, 2021 were $1.9 million, including $0.2 million of share-based compensation compared to $5.7 million, including $0.6 million of share-based compensation for the same quarter in 2020.

Sales, general and administrative (SG&A) expenses for the quarter ended September 30, 2021 were $29.6 million, including $0.6 million of share-based compensation, compared to $39.9 million, including $1.8 million of share-based compensation for the same quarter in 2020.

Change in fair value of derivative liability for the quarter ended September 30, 2021 was $(0.3) million compared to $(4.9) million for the same quarter in 2020.

Benefit from income taxes for the quarter ended September 30, 2021 was $3.1 million compared to a provision for income taxes of $1.5 million for the same quarter in 2020.

The Company reported a GAAP net loss of $27.1 million for the quarter ended September 30, 2021, or $2.43 per diluted share. GAAP net income in the same quarter of 2020 was $7.3 million, or $0.32 per diluted share.

Non-GAAP net loss for the quarter ended September 30, 2021 was $15.9 million, or $1.43 per diluted share. Non-GAAP net loss in the same quarter of 2020 was $10.9 million, or $1.36 per diluted share. This quarterly non-GAAP net loss measure, more fully described below under “Non-GAAP Financial Measures,” excludes share-based compensation charges, non-cash interest charges on our debt, changes in the fair value of acquired contingent consideration, changes in the fair value of derivative liability related to our 2024 convertible senior secured notes, and expenses that pertain to non-routine corporate restructurings. A reconciliation of the GAAP financial results to non-GAAP financial results is included with the attached financial statements.

At September 30, 2021, the Company had cash, cash equivalents, and restricted cash of $62 million, compared to $103 million at year end 2020. Restricted cash includes $25 million in escrow related to the 6% semi-annual interest portion of the 2024 convertible senior secured notes, which is payable in cash or stock. If the Company elects to pay interest due in stock, a corresponding amount of restricted cash will be released from escrow.

For the full-year 2021, Acorda continues to expect AMPYRA net revenue to be $75 - $85 million, and operating expenses to be $130 - $140 million. The operating expense guidance is a non-GAAP projection that excludes restructuring costs and share-based compensation as more fully described below under “Non-GAAP Financial Measures.”

INBRIJA Ex-US

Acorda announced that it has entered into distribution and supply agreements with Esteve Pharmaceuticals GmbH for the commercialization of INBRJIA in Germany. Acorda will receive a €5 million upfront signing fee, and will receive additional sales-based milestones. Acorda will also receive a significant double-digit percent of the selling price of INBRIJA in Germany in exchange for supply of the product. Esteve expects to launch INBRIJA in Germany in mid-2022.

Leadership Team

Michael Gesser has joined Acorda as Chief Financial Officer (CFO). Mr. Gesser was most recently the CFO of Tergus Pharma and has also held CFO positions at BioMedomics, Inc., HAP Innovations, LLC, Suntech Medical, Inc., and Osmotica Pharmaceutical Corp. Previous to those roles, he held several senior-level financial positions at Allergan Pharmaceuticals. Mr. Gesser received his M.B.A. from the Belk School of Business at the University of North Carolina at Charlotte and his B.S. in Finance at the Cameron School of Business at the University of North Carolina at Wilmington.

Neil Belloff has joined the Company as General Counsel. Mr. Belloff has over 30 years of business and legal experience and was formerly the Chief Operating Officer, General Counsel and Corporate Secretary of Eloxx Pharmaceuticals and held senior level positions at Celgene Corporation, Deutsche Telekom, AG, and the United States Securities and Exchange Commission. Mr. Belloff received his J.D. from the University of Bridgeport School of Law, M.A. from New York University, his B.A. from Queens College of the City University of New York, and completed post-graduate studies in the LL.M Program in Securities Regulation at Georgetown University Law Center. Andrew Mayer will remain Deputy General Counsel and Corporate Secretary.

Burkhard Blank, M.D., the Company’s Chief Medical Officer, will leave his position at the end of this year. He is expected to serve as a consultant to Acorda following his departure.

Mr. Gesser and Mr. Belloff were each granted options to purchase 85,000 shares of Acorda’s common stock (for an aggregate of 170,000 shares). In accordance with Nasdaq Listing Rule 5635(c)(4), these stock options were granted to Mr. Gesser and Mr. Belloff under the company’s 2016 Inducement Plan as a material inducement to their accepting employment with the company as Chief Financial Officer and General Counsel, respectively.

The stock options have an exercise price of $3.74 per share, equal to the closing price of the company’s common stock on the grant date of November 8, 2021, which is the date Mr. Gesser and Mr. Belloff commenced employment. The stock options will vest over four years, with 25% vesting on the one-year anniversary of the commencement of employment, and the remaining 75% vesting on a quarterly basis over the remaining three years thereafter, subject to continuing employment. The stock options have a 10-year term and are subject to the terms and conditions of the 2016 Inducement Plan.

Webcast

The Company will host a webcast in conjunction with its third quarter 2021 update and financial results today at 4:30 p.m. ET.

To participate in the Webcast, please use the following pre-registration link:

•	https://event.on24.com/wcc/r/3406044/9A2EE0FA8D73C4F1D09DB360AE69E236

Once you have registered, you will receive a confirmation email with Webcast details. You will receive an email 2 hours prior to the start of the call with the link to join.  The presentation will be available in the Investors section of www.acorda.com.

A replay of the audio portion will be available from 7:30 p.m. ET on November 9, 2021 until 11:59 p.m. ET on December 9, 2021. To access the replay, please dial (866) 813 9403 (domestic) or +44 204 525 0658 (international); access code 602929. The archived webcast will be available in the Investor Relations section of the Acorda website at www.acorda.com.

Non-GAAP Financial Measures

This press release includes financial results prepared in accordance with accounting principles generally accepted in the United States (GAAP) and also certain historical and forward-looking non-GAAP financial measures. In particular, Acorda has provided non-GAAP net income (loss), adjusted to exclude the items below, and has provided 2021 operating expense guidance on a non-GAAP basis. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes that the presentation of non-GAAP net income (loss), when viewed in conjunction with actual GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because this measure excludes (i) non-cash compensation charges and benefits that are substantially dependent on changes in the market price of our common stock, (ii) non-cash interest charges related to the accounting for our convertible debt which are in excess of the actual interest expense owing on such convertible debt, as well as non-cash interest related to the Fampyra royalty monetization and acquired Biotie debt, (iii) changes in the fair value of acquired contingent consideration which do not correlate to our actual cash payment obligations in the relevant periods, (iv) asset impairment charges that are not routine to the operation of the business, (v) expenses that pertain to corporate restructurings which are not routine to the operation of the business, and (vi) changes in the fair value of derivative liability relating to the 2024 convertible senior secured notes, which is a non-cash charge and not related to the operation of the business. The Company believes its non-GAAP net income (loss) measure helps indicate underlying trends in the Company's business and is important in comparing current results with prior period results and understanding projected operating performance. Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

In addition to non-GAAP net income (loss), we have provided 2021 operating expense guidance on a non-GAAP basis, as the guidance excludes restructuring costs and share-based compensation charges. Due to the forward looking nature of this information, the amount of compensation charges needed to reconcile this measure to the most directly comparable GAAP financial measure is dependent on future changes in the market price of our common stock and is not available at this time. Non-GAAP financial measures are not an alternative for financial measures prepared in accordance with GAAP. However, the Company believes that the presentation of this non-GAAP financial measure, when viewed in conjunction with actual GAAP results, provides investors with a more meaningful understanding of our ongoing and projected operating performance because it excludes (i) expenses that pertain to corporate restructurings not routine to the operation of our business, and (ii) non-cash charges that are substantially dependent on changes in the market price of our common stock. We believe this non-GAAP financial measure helps indicate underlying trends in the Company’s business and is important in comparing current results with prior period results and understanding expected operating performance. Also, management uses this non-GAAP financial measure to establish budgets and operational goals, and to manage the Company's business and to evaluate its performance.

About Acorda Therapeutics

Acorda Therapeutics develops therapies to restore function and improve the lives of people with neurological disorders. INBRIJA is approved for intermittent treatment of OFF episodes in adults with Parkinson’s disease treated with carbidopa/levodopa. INBRIJA is not to be used by patients who take or have taken a nonselective monoamine oxidase inhibitor such as phenelzine or tranylcypromine within the last two weeks. INBRIJA utilizes Acorda’s innovative ARCUS® pulmonary delivery system, a technology platform designed to deliver medication through inhalation. Acorda also markets the branded AMPYRA® (dalfampridine) Extended Release Tablets, 10 mg.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, regarding management's expectations, beliefs, goals, plans or prospects should be considered forward-looking. These statements are subject to risks and uncertainties that could cause actual results to differ materially, including: we may not be able to successfully market AMPYRA, INBRIJA or any other products under development; the COVID-19 pandemic, including related restrictions on in-person interactions and travel, and the potential for illness, quarantines and vaccine mandates to affect our management, employees or consultants or those that work for other companies we rely upon, could have a material adverse effect on our business operations or product sales; our ability to attract and retain key management and other personnel, or maintain access to expert advisors; our ability to raise additional funds to finance our operations, repay outstanding indebtedness or satisfy other obligations, and our ability to control our costs or reduce planned expenditures; risks associated with the trading of our common stock and our reverse stock split; risks related to our corporate restructurings, including our ability to outsource certain operations, realize expected cost savings and maintain the workforce needed for continued operations; risks associated with complex, regulated manufacturing processes for pharmaceuticals, which could affect whether we have sufficient commercial supply of INBRIJA to meet market demand; our reliance on third-party manufacturers for the production of commercial supplies of AMPYRA and INBRIJA; third-party payers (including governmental agencies) may not reimburse for the use of INBRIJA at acceptable rates or at all and may impose restrictive prior authorization requirements that limit or block prescriptions; reliance on collaborators and distributors to commercialize INBRIJA and AMPYRA outside the U.S.; competition for INBRIJA and AMPYRA, including increasing competition and accompanying loss of revenues in the U.S. from generic versions of AMPYRA (dalfampridine) following our loss of patent exclusivity; the ability to realize the benefits anticipated from acquisitions, among other reasons because acquired development programs are generally subject to all the risks inherent in the drug development process and our knowledge of the risks specifically relevant to acquired programs generally improves over time; the risk of unfavorable results from future studies of INBRIJA (levodopa inhalation powder) or from other research and development programs, or any other acquired or in-licensed programs; the occurrence of adverse safety events with our products; the outcome (by judgment or settlement) and costs of legal, administrative or regulatory proceedings, investigations or inspections, including, without limitation, collective, representative or class-action litigation; failure to protect our intellectual property, to defend against the intellectual property claims of others or to obtain third-party intellectual property licenses needed for the commercialization of our products; and failure to comply with regulatory requirements could result in adverse action by regulatory agencies.

These and other risks are described in greater detail in our filings with the Securities and Exchange Commission. We may not actually achieve the goals or plans described in our forward-looking statements, and investors should not place undue reliance on these statements. Forward-looking statements made in this press release are made only as of the date hereof, and we disclaim any intent or obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

Financial Statements

Acorda Therapeutics, Inc.

Condensed Consolidated Balance Sheet Data

(in thousands)

	September 30,	December 31,
	2021	2020
	(unaudited)
Assets
Cash and cash equivalents	$36,168	$71,369
Restricted cash - short term	13,353	12,917
Trade receivable, net	13,587	20,193
Other current assets	13,366	16,384
Inventories, net	20,595	28,677
Assets held for sale - current	—	71,795
Property and equipment, net	5,016	7,263
Intangible assets, net	343,731	366,981
Restricted cash - long term	12,399	18,609
Right of use assets, net	7,861	18,481
Other assets	11	11
Total assets	$466,087	$632,680

Liabilities and stockholders' equity
Accounts payable, accrued expenses and other current liabilities	$49,658	$50,322
Current portion of lease liability	9,316	7,944
Current portion of royalty liability	7,452	8,731
Current portion of contingent consideration	1,845	1,624
Current portion of loans payable	—	68,631
Convertible senior notes	147,447	137,619
Derivative liability related to conversion option	325	1,193
Non-current portion of acquired contingent consideration	41,155	46,576
Non-current portion of lease liability	4,287	17,200
Non-current portion of royalty liability	-	6,526
Non-current portion of loans payable	27,929	28,555
Deferred tax liability	11,912	19,116
Other long-term liabilities	286	688
Total stockholder's equity	164,475	237,955
Total liabilities and stockholders' equity	$466,087	$632,680

Acorda Therapeutics, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

Revenues:
Net product revenues	$27,851	$34,687	$81,297	$90,153
Milestone revenues	—	15,000	—	15,000
Royalty revenues	3,605	3,403	10,807	9,654
Total net revenues	31,456	53,090	92,104	114,807

Costs and expenses:
Cost of sales	13,303	12,170	36,589	22,670
Research and development	1,931	5,729	9,054	18,689
Selling, general and administrative	29,623	39,935	95,959	119,700
Amortization of intangible assets	7,691	7,691	23,073	23,073
Asset impairment	—	—	—	4,131
Change in fair value of derivative liability	(288)	(4,864)	(868)	(40,320)
Change in fair value of acquired contingent consideration	2,205	(23,608)	(4,224)	(33,455)
Total operating expenses	54,465	37,053	159,583	114,488

Operating income (loss)	$(23,009)	$16,037	$(67,479)	$319

Other expense, (net)	(7,167)	(7,225)	(22,696)	(21,827)
Income (loss) before income taxes	(30,176)	8,812	(90,175)	(21,508)
(Provision for) benefit from income taxes	3,105	(1,465)	6,788	4,962
Net income (loss)	$(27,071)	$7,347	$(83,387)	$(16,546)

Net income (loss) per common share - basic	$(2.43)	$0.92	$(8.17)	$(2.08)
Net income (loss) per common share - diluted	$(2.43)	$0.32	$(8.17)	$(2.08)
Weighted average common shares - basic	11,131	7,960	10,204	7,960
Weighted average common shares - diluted	11,131	27,700	10,204	7,960

Acorda Therapeutics, Inc.

Non-GAAP Net Loss and Net Loss per Common Share Reconciliation

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020

GAAP net income (loss)	$(27,071)	$7,347	$(83,387)	$(16,546)
Pro forma adjustments:
Non-cash interest expense (1)	4,097	4,113	12,672	12,219

Change in fair value of acquired contingent consideration (2)	2,205	(23,608)	(4,224)	(33,455)

Restructuring costs (3)	2,432	—	4,582	343

Asset impairment charge (4)	—	—	—	4,131

Gain on change in fair value of derivative liability (5)	(288)	(4,864)	(868)	(40,320)

Share-based compensation expenses included in Cost of Sales	2	93	18	260
Share-based compensation expenses included in R&D	225	555	599	1,418
Share-based compensation expenses included in SG&A	627	1,833	1,898	4,834
Total share-based compensation expenses	854	2,481	2,515	6,512

Total pro forma adjustments	9,300	(21,878)	14,677	(50,570)

Income tax effect of reconciling items above (6)	(1,827)	(3,677)	(10,727)	(15,332)

Non-GAAP net loss	$(15,944)	$(10,854)	$(57,983)	$(51,784)

Net loss per common share - basic	$(1.43)	$(1.36)	$(5.68)	$(6.51)
Net loss per common share - diluted	$(1.43)	$(1.36)	$(5.68)	$(6.51)
Weighted average common shares - basic	11,131	7,960	10,204	7,960
Weighted average common shares - diluted	11,131	7,960	10,204	7,960

(1) Non-cash interest expense related to convertible senior notes, Biotie non-convertible and R&D loans and Fampyra royalty monetization.
(2) Changes in fair value of acquired contingent consideration related to the Civitas acquisition.
(3) Costs associated with corporate restructurings which are not routine to the operation of the business
(4) Asset Impairment charge related to the 2020 impairment of BTT1023 acquired in the Biotie acquisition.
(5) Reduction in the fair value of the derivative liability related to the 2024 convertible senior secured notes.
(6) Represents the tax effect of the non-GAAP adjustments.